EXHIBIT 10.1

Amendment No. 11

to

Credit Agreement

dated as of March 1, 1998

between

MK RESOURCES COMPANY, as Borrower

and

LEUCADIA NATIONAL CORPORATION, as Lender

This Amendment No. 11 (this “Amendment”) dated as of October 13, 2004 hereby amends the Credit Agreement (as defined below), between MK RESOURCES COMPANY (formerly MK Gold Company), a Delaware corporation (“Borrower”), and LEUCADIA NATIONAL CORPORATION, a New York corporation (“Lender”).

W I T N E S S E T H

WHEREAS, Borrower and Lender are parties to a Credit Agreement dated as of March 1, 1998 (as amended by Amendment Nos. 1 through 10 thereto and as further amended by this Amendment, the “Credit Agreement”), which provides for loans from Lender to Borrower of up to an aggregate principal amount of $55,000,000;

WHEREAS, Borrower requests that Lender increase the principal amount of the Loans under the Credit Agreement by $20,000,000 to an aggregate principal amount of up to $75,000,000;

WHEREAS, Borrower intends to complete a public offering of its common stock, par value $0.01 per share (“Common Stock”) pursuant to an underwriting agreement to be entered into with CIBC World Markets Corp. and the other underwriters to be named on Schedule I thereto;

WHEREAS, Lender desires to have the option to convert all of the outstanding Loans under the Credit Agreement into Common Stock of Borrower; and

WHEREAS, the parties desire to amend the Credit Agreement to, among other things, increase the principal amount of the Loan and to grant to Lender the option to convert the Loans into Common Stock of Borrower.

NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, and subject to the fulfillment of the conditions set forth below, Borrower and Lender agree as follows:

1. Amendments.

(a) As of the Effective Date, the definition of “Commitment” is hereby amended in its entirety to read as follows:

“Commitment” means the aggregate commitment of Lender to make Loans, which aggregate commitment shall be $75,000,000 until the Termination Date, as such amount may be reduced from time to time in accordance with the Agreement.”

(b) As of the Effective Date, the following definitions are inserted in the appropriate alphabetical order:

“Amendment No. 11” means the Amendment No. 11 dated as of October 13, 2004 to the Agreement.

“Common Stock” means the shares of common stock of Borrower with a par value of $0.01 per share.

“Conversion Price” has the meaning set forth in Section 2.6.

“Interest Rate” means a rate equal to 3.0% per annum plus the Prime Rate.

“Maximum Conversion Amount” means, at any time, the amount determined by multiplying (i) Remaining Authorized Shares at such time by (ii) the Conversion Price or the Public Offering Price, as the case may be.

“Remaining Authorized Shares” means Borrower’s remaining authorized shares of Common Stock available for issuance and not reserved for issuance pursuant to the Underwriting Agreement (in the case of a conversion pursuant to Section 2.6(a)) or any of Borrower’s stock incentive or option plans in effect on the date hereof).

“Underwriting Agreement” means an underwriting agreement to be entered into among Borrower and CIBC World Markets Corp. and the other underwriters to be named on Schedule I thereto with respect to a public offering of shares of Common Stock.

(c) As of the Effective Date, Subsection 2.1(a) is amended by adding the following sentence at the end thereof:

“Upon conversion of all outstanding Loans in accordance with Section 2.6, the Commitment shall be reduced to zero.”

(d) As of the Effective Date, Subsection 2.1(d) “Note” is hereby amended in its entirety to read as follows:

“Loans made by Lender shall be evidenced by a promissory note to be executed and delivered by Borrower. In connection with Amendment No. 11, Borrower shall deliver to Lender an executed promissory note in the form of Exhibit A to Amendment No. 11, and Lender shall return to Borrower the executed promissory note dated as of March 31, 2004. From and after the effective date of Amendment No. 11, the promissory note delivered by Borrower in connection with Amendment No. 11 shall constitute the “Note” for purposes of the Agreement. The Note shall be payable to the order of Lender and shall represent the obligation of Borrower to pay the amount of the

Commitment or, if less, the aggregate unpaid principal amount of all Loans made by Lender to Borrower with interest thereon as provided in subsection 2.2. The date and amount of each Loan and each payment of principal with respect thereto shall be recorded on the books and records of Lender, which books and records shall constitute prima facie evidence of the accuracy of the information therein recorded. The entire unpaid balance of the Loans shall be due and payable on the Termination Date.”

(e) As of the Effective Date, Section 2.2(a) “Interest on the Loans” is hereby amended in its entirety to read as follows:

“Borrower shall pay interest to Lender on the outstanding principal amount of each Loan from the date made until repaid at the Interest Rate.”

(f) As of the Effective Date, Section 2.2(c) “Default Interest” is hereby amended to delete from the fourth line thereof the term “Prime Rate” and replace with “Interest Rate.”

(g) As of the Effective Date, the following is added after Section 2.5 “Use of Proceeds”:

“2.6. Debt to Equity Conversion.

(a) Mandatory Conversion. In the event that the Underwriting Agreement has been executed and delivered and the public offering contemplated by the Underwriting Agreement is consummated in accordance therewith, the outstanding Loans shall, subject to clause (d) below, automatically be converted simultaneously with the closing of such public offering into shares of Common Stock at the public offering price per share of Common Stock to be issued and sold in such public offering, as set forth on the cover page of the final prospectus filed by Borrower with the Securities and Exchange Commission (“SEC”) pursuant to Rule 424(b) under the Securities Act of 1933 (the “Public Offering Price”); provided, however, that if the Remaining Authorized Shares are insufficient to permit all outstanding Loans to be converted simultaneously with the closing of the public offering, only the amount of outstanding Loans equal to the Maximum Conversion Amount shall be converted at such time, and if any Remaining Authorized Shares exist upon expiration of the over-allotment option set forth in the Underwriting Agreement, Borrower shall recalculate the Maximum Conversion Amount on the 30th day after the date of the Underwriting Agreement and an additional amount of outstanding Loans equal to the Maximum Conversion Amount shall automatically convert on such date.

(b) Optional Conversion. In the event that Borrower withdraws the filing of its registration statement no. 333-116344 with the SEC, Lender shall have the option to convert the outstanding Loans into shares of Common Stock at a conversion price equal to $1.75 per share (the “Conversion Price”).

(c) Conversion Notice. Lender shall exercise its option in clause (b) above by delivering to Borrower a written notice (the “Conversion Notice”) of its intention to exercise its option and setting forth the contemplated conversion date, which shall be at least 10 days following delivery of the Conversion Notice (the “Conversion Date”).

(d) Insufficient Shares.

(i) If outstanding Loans are subject to conversion pursuant to clause (a) or clause (b) above and the Borrower’s Remaining Authorized Shares are insufficient to convert the entire balance of the outstanding Loans into shares of Common Stock, in the case of clause (a) on or before the 30th day after the date of the Underwriting Agreement, and in the case of clause (b) on the Conversion Date, Borrower shall promptly submit to the stockholders for approval a proposal to amend the Certificate of Incorporation of Borrower to increase the number of authorized shares of Common Stock by at least an amount sufficient to permit the remaining balance of Loans to be converted into shares of Common Stock at the Conversion Price or the Public Offering Price, as the case may be. Lender hereby agrees to vote all of its shares of Common Stock in favor of any such proposal.

(ii) If the stockholders of Borrower approve the proposal set forth in clause (i) above, Borrower shall, within ten (10) business day after the meeting of stockholders at which such approval was obtained, amend its Certificate of Incorporation to increase its authorized shares of Common Stock as approved by its stockholders and, upon effectiveness of such amendment in accordance with the Delaware General Corporation Law, the entire remaining balance of Loans shall be converted into the number of shares of Common Stock determined by dividing (i) the aggregate principal amount of all remaining outstanding Loans by (ii) the Conversion Price or Public Offering Price, as the case may be.”

2. No Other Amendments. Except as otherwise provided in this Amendment No. 11, the Credit Agreement is not amended, changed or modified and the Credit Agreement remains in full force and effect.

3. Effective Date. The effective date of this Amendment No. 11 shall be as of October 13, 2004 (the “Effective Date”).

4. Counterparts. This Amendment No. 11 may be executed in two or more counterparts, each of which when so executed and delivered shall be deemed an original and all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 11 to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

Borrower:

MK RESOURCES COMPANY

By:	/s/ Frank Joklik
Name:	Frank Joklik
Title:	Chief Executive Officer

Lender:

LEUCADIA NATIONAL CORPORATION

By:	/s/ Thomas E. Mara
Name:	Thomas E. Mara
Title:	Executive Vice President

Exhibit A

MK RESOURCES COMPANY

PROMISSORY NOTE

U.S. $75,000,000	New York, New York
October , 2004

FOR VALUE RECEIVED, MK RESOURCES COMPANY, a Delaware corporation (“Borrower”), promises to pay to the order of LEUCADIA NATIONAL CORPORATION, a New York corporation (“Payee”), on or before the Termination Date (as defined in the Credit Agreement referred to below) the lesser of (x) SEVENTY-FIVE MILLION DOLLARS ($75,000,000) and (y) the unpaid principal amount of all Loans made by Payee to Borrower under the Credit Agreement referred to below.

Borrower also promises to pay interest on the unpaid principal amount hereof, from the date hereof until paid in full, at the rates and at the times provided by that certain Credit Agreement, dated as of March 1, 1998, between Borrower and Payee (as amended to date and as it may be further amended, the “Credit Agreement”). Capitalized terms used herein and not defined have the meanings assigned to them in the Credit Agreement.

This Note is Borrower’s “Note” and is issued pursuant to and entitled to the benefits of the Credit Agreement, to which reference is hereby made for a more complete statement of the terms and conditions under which the Loans evidenced hereby were made and are to be repaid.

All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in immediately available funds at the location designated by Payee.

Whenever any payment on this Note shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest on this Note.

This Note is subject to prepayment at the option of Borrower as provided in subsection 2.4(a)(i) of the Credit Agreement.

Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note, together with all accrued and unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

A-1

IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed and delivered by its officer thereunto duly authorized as of the date and at the place first written above.

MK RESOURCES COMPANY

By:
Name:
Title:

A-2